EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                           Name                      Jurisdiction of
                           ----               Incorporation or Organization
                                              -----------------------------
Heritage Bank(1)                                      United States




(1) This subsidiary conducts business under this name and has its own subsidiary, CCF Financial Services, Inc., a Georgia corporation.